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                                                                    EXHIBIT 21.1



                     SUBSIDIARIES OF WALL DATA INCORPORATED
                              AS OF APRIL 30, 1998



                                                                 STATE OF INCORPORATION
                                                                  OR COUNTRY IN WHICH
                           SUBSIDIARY                                  ORGANIZED
                --------------------------------------------     ------------------------
                Wall Data (UK) Limited                           United Kingdom
                Wall Data (Canada) Limited                       Canada
                Wall Data (Barbados) Incorporated                Barbados
                Wall Data France s.a.r.l.                        France
                Wall Data GmbH                                   Germany
                Wall Data Australia Pty Ltd.                     Australia
                Wall Data Japan K.K.                             Japan
                Wall Data Mexico S.A. de C.V.                    Mexico
                Wall Data Asia Pte. Ltd.                         Singapore
                Wall Data Limited                                Ireland
                Wall Data International                          Delaware
                Wall Data do Brasil Limitada                     Brazil
                Software Development Tools Limited               United Kingdom
                Software Development Tools Inc.                  Delaware
                Software Development Tools Inc. France           France
                Expert Edge Computer Systems Limited             Ireland
                Radisson Limited                                 Ireland
                First Service Computer Dienstleistungs-GmbH,     Germany
                Dietzenbach
                First Service Computer Dienstleistungs-GmbH,     Germany
                Hattingen
                First Service Computer Dienstleistungs-GmbH,     Germany
                Munchen